Exhibit 24

G. BRAD BECKSTEAD

Certified Public Accountant

330 E. Warm Springs

Las Vegas, NV 89119

702.257.1984

702.362.0540 (fax)

To Whom It May Concern:

We have issued our report dated July 15, 2002, accompanying the consolidated financial statements of Dicut, Inc. on Form 10-KSB/A for the period of November 28, 2001 (inception date) through March 31, 2002. We hereby consent to the incorporation by reference of said report on the Annual Report of Dicut, Inc. on Form 10-KSB/A.

Signed,

/s/Beckstead and Watts, LLP

March 3, 2002